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                             LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 27, 1998, by and between Phoenix Technologies, Ltd. ("Borrower") whose address is 411 E. Plumeria Drive, San Jose, CA 95134, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan Agreement, dated February 29, 1996 (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT.

          1. The defined term "Maturity Date" is hereby amended to mean March 26, 1999.

          2. Section 5.8 entitled "Debt-Net Worth Ratio" is hereby deleted in its entirety.

          3. Section 5.9 entitled "Tangible Net Worth" is hereby amended in its entirety to read as follows:

               Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Eighty Million and 00/100 Dollars ($80,000,000.00).

          4. Section 5.10 entitled "Profitability" is hereby deleted in its entirety.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


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     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                  BANK:

PHOENIX TECHNOLOGIES, LTD.                 SILICON VALLEY BANK


By: /s/ ROBERT J. RIOPEL                   By: /s/ JAMES R. MARSHALL
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Name: Robert J. Riopel                     Name: James R. Marshall
     ---------------------                      -----------------------

Title: Vice President of Finance,          Title: Vice President
       and Chief Financial Officer                ----------------------
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